UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  June 20, 2016

Acorda Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50513	13-3831168
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

	420 Saw Mill River Road, Ardsley, NY	10502
	(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (914) 347-4300

Not Applicable
Former name or former address, if changed since last report

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On June 20, 2016,  the United States Court of Appeals for the Federal Circuit denied a request by Mylan Pharmaceuticals, Inc. and Mylan, Inc. (collectively "Mylan") for a rehearing of the Court's previous decision to uphold a lower court ruling that Acorda Therapeutics, Inc.'s Abbreviated New Drug Application (ANDA) litigation against Mylan can continue in the District Court of Delaware. Mylan had previously appealed to the Federal Circuit after losing its motion to the Delaware District Court to have the patent litigation proceed in West Virginia. As a result of this decision, all of the ANDA litigation related to AMPYRA® (dalfampridine) Tablets is continuing to proceed in the District Court of Delaware.  Mylan has 90 days to file an appeal with the United States Supreme Court.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Acorda Therapeutics, Inc.

June 21, 2016	By:	/s/ Jane Wasman
Name: Jane Wasman
Title: President, International, General Counsel and Corporate Secretary